CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 15, 2021, relating to the financial statements and financial highlights of Nationwide Risk-Based U.S. Equity ETF, Nationwide Risk-Based International Equity ETF, Nationwide Maximum Diversification U.S. Core Equity ETF, and Nationwide Nasdaq-100® Risk-Managed Income ETF (formerly Nationwide Risk-Managed Income ETF), each a series of ETF Series Solutions, for the year ended August 31, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Nationwide S&P 500® Risk-Managed Income ETF, Nationwide Dow Jones® Risk-Managed Income ETF, Nationwide Russell 2000® Risk-Managed Income ETF, each a series of ETF Series Solutions, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
December 9, 2021